UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 10, 2013, MercadoLibre SRL., a subsidiary of Meli Participaciones S.L., an entity controlled by MercadoLibre, Inc. (the “Company”), entered into a purchase agreement with Ribera Desarrollos S.A. to acquire three floors totaling 3,814 square meters and 36 parking spaces in a building named Torre Al Rio I, located in Avenida Libertador Gral. San Martín, Vicente López, Buenos Aires, Argentina for approximately $17.8 million plus Value Added Tax (“VAT”), to be paid in local currency as follows: (i) $0.4 million plus VAT paid in April 2013 to reserve the property, (ii) $3.2 million plus VAT as of the signing of the purchase agreement and (ii) $14.2 million plus VAT in seven monthly installments commencing on June 10, 2013. MercadoLibre SRL. is funding the purchase price with its own funds and closed the acquisition on May 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: May 15, 2013	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer